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                                                                     EXHIBIT 3.5



                                 THIRD RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                       DIGITAL ENTERTAINMENT NETWORK, INC.

            Digital Entertainment Network, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Act"), DOES HEREBY CERTIFY THAT:

      1. In accordance with the provisions of Sections 242 and 245 of the Act, this restatement of the Second Restated Certificate of Incorporation of the Corporation has been duly adopted by the stockholders and the Board of Directors of this Corporation by written consent in accordance with Section 228(a) and 141(f), respectively, of the Act. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 4, 1996. The Second Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 20, 1999.

      2. This restatement amends and restates this Corporation's Second Restated Certificate of Incorporation to read in its entirety as follows:

            FIRST: The name of the Corporation is:

                  Digital Entertainment Network, Inc. (hereinafter the "Corporation").

            SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, 19805. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Act.

            FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is one hundred-twenty million (120,000,000) shares of Common Stock, each having a par value of one penny ($.01) ("Common Stock"), and twenty million (20,000,000) shares of Preferred Stock, each having a par value of one penny ($.01) ("Preferred Stock").

            The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such


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qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the Act, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices, (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation, or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions. Subject to the express terms of any other series of Preferred Stock outstanding at the time, the Board of Directors may increase or decrease the number of shares or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Stock by fixing or altering in any one or more respect from time to time before issuing the shares any terms, rights, restrictions and qualification of the shares.

            FIFTH: Subject to any restrictions or limitations of applicable law, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock to the public, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2000 annual meeting; the term of the initial Class II directors shall terminate on the date of the 2001 annual meeting; and the term of the Class III directors shall terminate on the date of the 2002 annual meeting. At each succeeding annual meeting of stockholders beginning in 2000, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equally as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. The initial assignment of directors to the three classes shall be determined by resolution of the Board of Directors.

            SIXTH: The following provisions are inserted for the management of the business and conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

            (1) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the Bylaws) shall be vested in and exercised by the Board of Directors.

            (2) In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's Bylaws. The affirmative vote of at least a



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      majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation's Bylaws. The Corporation's Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors.

            (3) The Board of Directors shall consist of not less than twelve nor more than twenty members, the exact number of which shall be fixed from time to time by the Board of Directors. Except as provided in this Certification of Incorporation, the number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the Bylaws, and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled and directors may be removed as provided in the Bylaws. Election of directors need not be by written ballot unless the Bylaws so provide.

            (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Act or (iv) for any transaction from which the director derived an improper personal benefit.

                  Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

            (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the Act, this Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

            (6) Unless otherwise required by law, special meetings of stockholders, for any purpose or purposes, may be called by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer of the Corporation, (iii) the Executive Committee of the Corporation or (iv) the Board of Directors. The ability of the stockholders to call a special meeting of stockholders is hereby specifically denied.

            (7) Any director of the entire Board of Directors may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors.



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            SEVENTH: Meetings of stockholders may be held within or without the
State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Act) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

            EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

            NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that no amendment, alteration, or repeal may occur to Article FIFTH, Article SIXTH, Article EIGHTH or this Article NINTH without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors; provided, however, that the Executive Committee may determine that certain of such provisions will not require super-majority approval for amendment.

            IN WITNESS WHEREOF, I, Alan L. Friel, Secretary of the Corporation, have executed this Amended and Restated Certificate of Incorporation on behalf of the Corporation as of the ____ day of ______, 1999, and DO HEREBY CERTIFY under the penalties of perjury that the facts stated in this Third Restated Certificate of Incorporation are true.



                                             ___________________________________
                                             Alan L. Friel
                                             Secretary



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